Execution Copy

Century Casinos Inc.

7,132,667 Austrian Depositary Certificates,

each representing one share of Common Stock

UNDERWRITING AGREEMENT

dated October 10, 2005

Bank Austria Creditanstalt AG

Underwriting Agreement

October 10, 2005

BANK AUSTRIA CREDITANSTALT AG
c/o CA IB Corporate Finance Beratungs Ges.m.b.H.
Schottengasse 6
A-1010 Vienna
Austria

Ladies and Gentlemen:

          Introductory. A. CENTURY CASINOS INC., a Delaware corporation (the “Company), proposes to sell to Bank Austria Creditanstalt AG (the “Underwriter”) an aggregate of 7,132,667 Austrian Depositary Certificates (the “ADCs”), each representing one share of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), to be issued pursuant to an ADC agreement, dated as of September 30, 2005, among the Company, Oesterreichische Kontrollbank Aktiengesellschaft, as depositary (the “Depositary”), and the Underwriter. The shares of Common Stock represented by the ADCs are hereinafter called the “Shares”.

B. The Company proposes to offer and sell the ADCs, through the Underwriter, in the form of a public offering to retail and institutional investors in Austria and in the form of a private placement to institutional investors outside of Austria and outside the United States, Canada and Japan (collectively, the “Offering”).

C. On October 4, 2005 ADCs representing the Shares and other issued and outstanding shares of Common Stock deposited against the issuance of ADCs from time to time, were admitted to listing on the Official Market (Zulassung zum amtlichen Handel) on the Vienna Stock Exchange (the “VSE”).

D. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-126519), including a prospectus (the “Basic Prospectus”) relating to, among other things, Common Stock and depositary certificates representing shares of Common Stock to be issued from time to time by the Company (the “Shelf Securities”) and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. The registration statement, as amended, including the financial statements, exhibits and schedules thereto and the documents incorporated by reference in the Basic Prospectus, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), is called the “Registration Statement”.

E. In connection with the Offering and the listing on the VSE, the Company has prepared, in accordance with Commission Regulation (EC) No. 809/2004 of 29 April 2004

and in conformity with the Austrian Capital Market Act (Kapitalmarktgesetz; the “Capital Market Act”) and the Austrian Stock Exchange Act (Börsegesetz; the “Stock Exchange Act”), a prospectus (which includes the Basic Prospectus) dated September 29, 2005 in the English language (the “Austrian Preliminary Prospectus”). The Company has filed the Austrian Preliminary Prospectus with the Financial Market Authority (Finanzmarktaufsichtsbehörde; “FMA”) in accordance with the Capital Market Act; on September 28, 2005 the FMA approved the Austrian Preliminary Prospectus. On September 30, 2005 the Company published and filed with the Filing Office (Meldestelle) at the Oesterreichische Kontrollbank Aktiengesellschaft the Austrian Preliminary Prospectus and published a notice in the official gazette Amtsblatt zur Wiener Zeitung on the day thereafter, in each case in accordance with the Capital Market Act.

F. The Company has filed the Austrian Preliminary Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act as a preliminary prospectus (the “U.S. Preliminary Prospectus”).

G. Upon pricing of the Offering, the Company will prepare a supplement (Prospekterg’nzung) to the Austrian Preliminary Prospectus, which will include in particular the pricing information (the Austrian Preliminary Prospectus, as so supplemented, the “Austrian Final Prospectus”; the Austrian Preliminary Prospectus and the Austrian Final Prospectus are collectively referred to herein as the “Austrian Prospectus”).

H. The Company proposes to file the Austrian Final Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act as a final prospectus (the “U.S. Final Prospectus”; the U.S. Preliminary Prospectus and the U.S. Final Prospectus are collectively referred to herein as the “U.S. Prospectus” and, together with the Austrian Prospectus, the “Prospectuses” and each individually, a “Prospectus”).

I. The Austrian Preliminary Prospectus and the U.S. Preliminary Prospectus, and the Austrian Final Prospectus and the U.S. Final Prospectus are identical, except that each U.S. Prospectus shall be deemed to refer to and include, and each Austrian Prospectus shall be deemed to exclude, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus; any reference to any amendment or supplement to an U.S. Prospectus shall be deemed to refer to and include, and any reference to any amendment or supplement to any Austrian Prospectus shall exclude, any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement or a Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

J. As of the date of the Austrian Preliminary Prospectus, (i) Grant Thornton LLP, independent public accountants for the Company, delivered to the Underwriter a comfort letter, (ii) Faegre & Benson LLP, U.S. counsel to the Company, delivered to the Underwriter a legal opinion and a disclosure letter, (iii) Dorda Brugger Jordis Rechtsanw’lte GmbH, Austrian

counsel to the Company, delivered to the Underwriter a legal opinion and disclosure letter and (iv) each of Erwin Haitzmann, The Dr. Erwin Haitzmann Family Trust, Peter Hoetzinger, The Hoetzinger Family Trust and Thomas Graf delivered to the Underwriter a lock-up letter, in each case in agreed form.

The Company hereby confirms its agreements with the Underwriter as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to the Underwriter, by way of a guarantee and irrespective of negligence and any investigation the Underwriter may have conducted (verschuldensunabh’ngige Garantie), as follows:

(a) The statements set forth in paragraphs C, D, E, F, G, H and I of the foregoing Introductory section are true and correct in all respects.

(b) Compliance with Registration Requirements; Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The U.S. Prospectus when filed and delivered to the Underwriter for use in connection with the offer and sale of the Shares and the ADCs complied in all material respects with the Securities Act. The Austrian Prospectus, as of its date as well as of the date hereof, complies, and, if amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply with all applicable laws of Austria and all applicable rules and regulations of the VSE.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Date (as defined herein), did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Austrian Prospectus, as amended or supplemented, as of its date, at the date hereof and at the Closing Date, (i) did not, does not and will not contain an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the Shares and the ADCs (enthalt keine unrichtigen Angaben und Verschweigungen erheblicher Umstande, wenn dadurch die Verhaltnisse des Emittenten unrichtig wiedergegeben werden), all within the meaning of § 11 of the Capital Market Act and § 80 of the Stock Exchange Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the two immediately preceding paragraphs do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Austrian Prospectus or the U.S. Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, as specified in Section 8(b).

The documents incorporated by reference in the U.S. Prospectus, when they were filed with the Commission or as amended or supplemented prior to the date of this Agreement, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

There is no contract or other document required to be described in any Prospectus or to be filed as an exhibit to the Registration Statement which has not been described or filed as required.

(c) Accuracy of Statements in Prospectuses. The statements in the Prospectuses under the headings “Risk Factors—Risks Related to Our Business—We face extensive regulation and taxation from gaming and other regulatory authorities, which involves considerable expense and could harm our business.”, “—Certain provisions in our certificate of incorporation may require one or more holders to sell their stock or ADCs to us, even if the holder would not otherwise want to divest itself of our common stock or ADCs.”, “—Risks Related to our Common Stock, the ADCs and this Offering—Because we are a foreign corporation the Austrian and other European takeover regimes do not apply to our company.”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations”, “Business—Governmental Regulation and Licensing”“—Legal Proceedings”, “—Material Contracts”, “Management—Board of Directors; Committees”, “—Executive Employment Agreements”, “Executive Compensation—Employee Incentive Plans”, “—Limitation of Liability and Indemnification”, “Certain Relationships and Related Party Transactions”, “Description of Delaware Law and Corporate Governance”, “The Company”, “Description of Capital Stock”, “U.S. Federal Tax Considerations for Non-U.S. Holders” and “Austrian Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(d) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the ADCs, any offering material in connection with the offering and sale of the Shares or the ADCs other than a Prospectus or the Registration Statement.

(e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(f) The ADC Agreement. The ADC Agreement has been duly authorized by the Company, and when executed and delivered by the Company and duly authorized, executed and delivered by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; upon issuance by the Depositary of ADCs evidencing Shares against the deposit of Shares in respect thereof in accordance with the provisions of the ADC Agreement, such ADCs will be duly and validly issued, the holders of ADCs will be entitled to the rights specified therein and in the ADC Agreement; and the ADC Agreement and the ADCs will conform in all material respects to the descriptions thereof contained in the Prospectuses.

(g) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to the ADC Agreement and this Agreement and, when issued and delivered by the Company pursuant to the ADC Agreement and this Agreement against payment of the consideration specified therefor in this Agreement and the ADC Agreement, will be validly issued, fully paid and nonassessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company is a party, or otherwise. No holder of such Shares is or will be subject to personal liability for liabilities of the Company by reason of being such a holder.

(h) No Transfer Taxes. Other than as set forth in the Prospectuses, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter under any Austrian or United States federal or state law, or the law of any political subdivision thereof, in connection with (A) the deposit with or on behalf of the Depositary of Shares by the Company against the issuance of ADCs, (B) the sale and delivery by the Company of the ADCs to or for the account of the Underwriter, (C) the sale and delivery by the Underwriter of the ADCs to the initial purchasers thereof or (D) the execution and delivery of this Agreement or the ADC Agreement.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the Offering contemplated by this Agreement.

(j) No Material Adverse Change. Except as otherwise disclosed in the Prospectuses, subsequent to the respective dates as of which information is given in the Prospectuses: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k) Independent Accountants. Grant Thornton LLP and PricewaterhouseCoopers, Inc., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectuses, are, or in the case of PricewaterhouseCoopers, Inc., were during the periods covered by their reports included in the Prospectuses, independent public accountants with respect to the Company and Century Casinos Africa (Proprietary) Limited, respectively, as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectuses present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and, except as may be expressly stated in the related notes thereto, have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectuses. The financial data set forth in the Prospectuses under the captions “Prospectus Summary—Summary Consolidated Financial Data”, “Capitalization” and “Selected Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectuses.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectuses and, in the case of the Company, to enter into and perform its obligations under this Agreement and the ADC Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries that are owned by the Company (directly or indirectly) have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as disclosed in the Prospectuses, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption “Description of Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectuses or upon exercise of outstanding options). The Common Stock (including the Shares), the ADCs and the ADC Agreement conform in all material respects to the description thereof contained in the Prospectuses. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectuses. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Prospectuses accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (other than Century Resorts Alberta, Inc., CC Tollgate LLC and Casino Millennium a.s. (the “Specified Subsidiaries”)) is, and to the Company’s knowledge after due inquiry, none of the Specified Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to this clause (iii) only, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the ADC Agreement, and consummation of the transactions contemplated hereby and by the Prospectuses (including the issue of the Shares, the deposit of the Shares with the Depositary against issuance of the

ADCs and the sale of the ADCs to the Underwriter) (i) have been duly authorized by all necessary corporate action of the Company and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the ADC Agreement and consummation of the transactions contemplated hereby and by the Prospectuses, except such as have been obtained or made by the Company and are in full force and effect under the Capital Market Act, the Stock Exchange Act, the Securities Act, applicable state securities or blue sky laws, applicable gaming regulations, and rules of the Nasdaq Stock Market.

(p) No Material Actions or Proceedings. Except as described in the Prospectuses, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries (other than the Specified Subsidiaries) or, to the Company’s knowledge after due inquiry, against or affecting the Specified Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries (other than the Specified Subsidiaries) or, to the Company’s knowledge after due inquiry, against or affecting the Specified Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(q) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(r) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted. (i) To the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(s) All Necessary Permits, etc. Except as described in the Prospectuses, the Company and each of its subsidiaries possess such valid and current licenses (including gaming licenses), certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(t) Title to Properties. Except as disclosed in the Prospectuses, the Company and each of its consolidated subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary United States federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(l) above in respect of all United States federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(v) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the ADCs representing the Shares and the application of the proceeds thereof as contemplated under “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w) Insurance. Each of the Company and its subsidiaries are insured by institutions that the Company reasonably believes are recognized, financially sound and reputable with policies in such amounts and with such deductibles and covering such risks as the Company reasonably deems adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(x) No Restrictions on Dividends. Except as described in or contemplated by the Prospectuses, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectuses.

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or the ADCs.

(z) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectuses which have not been described as required.

(aa) Internal Controls and Procedures. Except as described in the Prospectuses, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) No Material Weakness in Internal Controls. Except as disclosed in the Prospectuses, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(dd) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Prospectuses (i) neither the Company nor any of its subsidiaries is in violation of any United States federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents taken by or relating to the Company or its subsidiaries, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation by the Company or any of its subsidiaries of any Environmental Law, require material expenditures to be incurred by the Company or any of its subsidiaries pursuant to any Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under any Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(gg) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh) Sarbanes-Oxley Compliance. Except as disclosed in the Prospectuses, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations (including all applicable gaming laws) of the jurisdictions in which it is conducting business, except where failure to be so in compliance would have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the ADCs.

(a) The ADCs. The Company agrees to sell to the Underwriter the ADCs upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the ADCs. The purchase price per ADC to be paid by the Underwriter to the Company shall be EUR 5.50834 (equal to the offering price of EUR 5.78000 per ADC less underwriting commissions per ADC of EUR 0.27166).

(b) The Closing Date. Delivery of the ADCs to be purchased by the Underwriter and payment therefor shall be made in accordance with Section 2(d) below at 9:00 a.m. Vienna time, on October 13, 2005, or such other time and date not later than October 14, 2005, as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Payment for the ADCs. Payment for the ADCs shall be made at the Closing Date by wire transfer of immediately available funds to an account of the Company with the Underwriter in Austria.

(d) Deposit of the Shares; Delivery of the ADCs. On the business day immediately following the date of this Agreement, the Company shall issue and thereupon deposit, in accordance with the written instructions of the Depositary, the number of Shares equal to the number of ADCs to be sold to the Underwriter hereunder on the Closing Date in accordance with the provisions of the ADC Agreement. The Company shall cause the Depositary to issue and transfer to the Underwriter, by book-entry transfer to a securities account to be specified by the Underwriter, on the Closing Date the number of ADCs to be sold to the Underwriter hereunder on the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

Section 3. Additional Covenants of the Company.

The Company further covenants and agrees with the Underwriter as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as a Prospectus is no longer required by applicable law to be delivered in connection with sales by the Underwriter or a dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or any Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b) Securities Laws Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, the FMA or the VSE, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock or the ADCs from any securities exchange upon which it is listed for trading, admitted for listing or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time prior to the end of the Prospectus Delivery Period, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(c) Periodic Reporting Obligation. During the Prospectus Delivery Period, the Company will file (i) all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act, (ii) all documents required to be filed by it under the rules and regulations of the Nasdaq Stock Market Inc., the VSE and the FMA, in each case in the manner and within the time periods required by such rules and regulations.

(d) Amendments and Supplements to the Prospectus and Other Securities Laws Matters. If, during the Prospectus Delivery Period, an Amendment Event (as defined below) shall occur, the Company agrees to (i) notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 3(a) hereof) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to such Prospectus necessary to make the statements in such Prospectus as so amended or supplemented, in the light of the circumstances when such Prospectus is delivered to a purchaser or published in accordance with applicable laws, not misleading or so that such Prospectus, as amended or supplemented, will comply with all applicable laws, and the Company will file such amendment or supplement with the Commission and the FMA. “Amendment Event” means (i) circumstances which under Austrian law require an amendment of or a supplement to any Prospectus in order to ensure that (A) such Prospectus, as of its date, does not contain an untrue statement of, or omit to state, a fact which is material for the assessment of the Shares and the ADCs (unrichtige Angaben und Verschweigungen erheblicher Umstande, wenn dadurch die Verhaltnisse des Emittenten unrichtig wiedergegeben werden), all within the meaning of § 11 of the Capital Market Act and § 80 of the Stock Exchange Act, (B) changes, if any, of circumstances that have occurred prior to the introduction to trading are reflected in an amendment to such Prospectus as provided for in §6(1) of the Capital Market Act, (ii) the existence of any condition as a result of which any Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, (iii) it being necessary to amend or supplement any

 Prospectus, or to file under the Exchange Act any document incorporated by reference in such Prospectus, in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or (iv) if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement any Prospectus, or to file under the Exchange Act any document incorporated by reference in such Prospectus, in order to comply with all applicable laws.

(e) Copies of any Amendments and Supplements to the Prospectuses. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectuses and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may reasonably request.

(f) Copies of the Registration Statement and the Prospectuses. The Company will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Prospectus and any supplement thereto as the Underwriter may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Shares and the ADCs for sale under (or obtain exemptions from the application of) the foreign laws of those jurisdictions designated by the Underwriter (which shall not include any qualification or registration under United States state securities or blue sky laws, or under the laws of Canada or Japan), shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares and the ADCs. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares and the ADCs in any jurisdiction where it is not now so subject. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares or the ADCs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectuses.

(i) Transfer Agent; Depositary. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and a depositary issuing ADCs against deposit of Common Stock.

(j) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 under the Securities

Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(k) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 180th day following the Closing Date, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares and the ADCs); provided, however, that the Company may file a registration statement on Form S-8 relating to any stock option plan described in the Prospectuses and may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectuses.

(l) Compliance with Sarbanes-Oxley Act. The Company will comply with all securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, that are then applicable to the Company and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m) Compliance with VSE Prime Market Rules. For as long as the ADCs, the Common Stock or other securities representing Common Stock are listed on the VSE, and in any event for a period of three years after the date of this Agreement, the Company will comply with the prime market rules (Regelwerk Prime Market) of the VSE, including the recommendations of the VSE set forth therein, as in effect from time to time.

(n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares and the ADCs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act, under Commission Regulation (EC) No. 2273/2003 of December 22, 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programs and stabilization of financial instruments, under §§ 48b to 48e of the Austria Stock Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares or the ADCs.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and the ADCs (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Prospectus, and all amendments and supplements thereto, and this Agreement and the ADC Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares and the ADCs for offer and sale under the state securities or blue sky laws, (vi) the fees and expenses associated with listing of the ADCs and the Common Stock on the VSE (including the fees and expenses of the FMA in connection with the review and approval of the Prospectus), (vii) all expenses and taxes arising as a result of the issuance by the Company of the Shares, the deposit by the Company of the Shares with the Depositary and the issuance and delivery of the ADCs evidencing Shares in exchange therefor by the Depositary to the Underwriter and of the sale and delivery of the ADCs by the Underwriter to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any income, capital gains, withholding, transfer or other tax asserted against the Underwriter by reason of the purchase and sale of any Shares pursuant to this Agreement, (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the ADC Agreement, other than the fees and expenses to be paid by holders of ADCs (other than the Underwriter) in connection with the initial purchase of Shares, (ix) any costs and expenses incurred in connection with presentations in Austria and internationally (roadshows) as well as any costs arising for other advertising measures, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. The Company further agrees to pay all costs, fees and expenses incurred by the Underwriter or any affiliate in connection with the transactions contemplated hereby, including without limitation (i) all expenses incurred by the Underwriter or any affiliate in connection with the legal and business due diligence investigation of the Company, (ii) the fees and expenses of counsel to the Underwriter up to an amount of EUR 50,000 and (iii) all reasonable out-of-pocket expenses incurred by the Underwriter or any affiliate and their respective employees in connection with the transactions contemplated by this Agreement (including travel and hotel expenses and shipping charges), in each case plus VAT, to the extent applicable.

Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the ADCs as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from Grant Thornton LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, the form of which is attached as Exhibit A.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectuses with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares and the ADCs as contemplated by the Prospectuses.

(d) Opinion and Disclosure Letter of U.S. Counsel for the Company. On the Closing Date the Underwriter shall have received the opinion and disclosure letter of Faegre & Benson LLP, U.S. counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(e) Opinion and Disclosure Letter of Austrian Counsel for the Company. On the Closing Date the Underwriter shall have received the opinion and disclosure letter of Dorda Brugger Jordis Rechtsanw’lte GmbH, Austrian counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

(f) Officers’ Certificate. On the Closing Date the Underwriter shall have received a written certificate executed by the Chairman of the Board and co-Chief Executive Officer or the Vice Chairman of the Board, co-Chief Executive Officer and President of the Company, and the Senior Vice President or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Prospectus, any supplements to any Prospectus and this Agreement, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date the Underwriter shall have received from Grant Thornton LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) ADC Agreement. On or prior to the date of this Agreement, the Company shall have entered into the ADC Agreement with the Depositary.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4(a), Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 5 or Section 9, or if the sale to the Underwriter of the ADCs on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Depositary to perform any agreement herein or in the ADC Agreement or to comply with any provision hereof or thereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter or its affiliates in connection with the proposed purchase and the offering and sale of the ADCs, including but not limited to fees (up to an amount of EUR 50,000) and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, plus in each case VAT, to the extent applicable. In the event this Agreement is terminated or the transactions contemplated by this Agreement are not consummated, the provisions of subsections (c), (d) and (e) of Section IX of the Mandate Agreement between the Company and CA IB Corporate Finance Beratungs Ges.m.b.H. dated September 30, 2005 (the “Mandate Agreement”) shall apply.

Section 7. Selling Restrictions. The Underwriter hereby represents, warrants and covenants to the Company, by way of a guarantee and irrespective of negligence (verschuldensunabh’ngige Garantie), as follows:

(a) European Union Selling Restriction. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the ADCs to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ADCs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of ADCs to the public in that Relevant Member State at any time: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 7(a), the expression an “offer of ADCs to the public” in relation to any ADCs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADCs to be offered so as to enable an investor to decide to purchase or subscribe the ADCs, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b) United Kingdom Selling Restriction. The Company has not authorized any offer of ADCs to the public in the United Kingdom. The ADCs are and will be offered in the United Kingdom only: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of Directive 2003/71/EC of November 4, 2003, as implemented in the United Kingdom.

(c) Austrian Selling Restriction. Any offering of the ADCs in Austria will be made by the Underwriter in compliance with the provisions of the Capital Market Act and other applicable laws or regulations of Austria.

(d) U.S. Securities Act Compliance. The Underwriter will not take any action in connection with the offering of the ADCs which would, if taken, violate the Securities Act, the Exchange Act or the rules and regulations thereunder.

Section 8. Indemnification.

(a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon:

(i) any Prospectus not complying, or allegedly not complying, with all applicable laws of Austria and all applicable rules and regulations of the VSE; or

(ii) any Prospectus containing, or allegedly containing, an untrue statement of, or omitting, or allegedly omitting, to state, a fact which is material for the assessment of an investment in the Shares and the ADCs (unrichtige Angaben und Verschweigungen erheblicher Umstande, wenn dadurch die Verhaltnisse des Emittenten unrichtig wiedergegeben werden), all within the meaning of § 11 of the Capital Market Act and § 80 of the Stock Exchange Act; or

(iii) the Registration Statement containing, or allegedly containing, any untrue statement of a material fact or omitting, or allegedly omitting, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iv) any Prospectus containing, or allegedly containing, an untrue statement of a material fact or omitting, or allegedly omitting, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(v) any breach or alleged breach of any of the representations and warranties of the Company contained in this Agreement and/or any of the undertakings of the Company provided for in this Agreement;

and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or any Prospectus; and provided further that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of the Underwriter, or its officers, directors, employees and agents or such controlling person, with respect to any person asserting any losses, claims, damages, liabilities or judgments if a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of ADCs to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments, but only to the extent that the Company shall have furnished to the Underwriter such number of Final Prospectus (as so amended or supplemented) as the Underwriter requests and in sufficient time to permit the Underwriter to distribute such Final Prospectus (as so amended or supplemented) at or prior to the written confirmation of the sale of the ADCs to such person. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein or (ii) any breach or alleged breach of any of the representations, warranties or covenants of the Underwriter contained in Section 7 of this Agreement; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement or any Prospectus is the marketing name of the Underwriter set forth on the cover page of each Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have for contribution or any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, by the Nasdaq Stock Market, Inc. or by the VSE, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. or the VSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the NASD, the VSE or the FMA; (ii) a general banking moratorium shall have been declared by Austrian, United States federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in Austria or the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in Austria, the United States or international financial markets, or any substantial change or development involving a prospective substantial change in Austrian, United States’ or international political, financial or economic conditions, as in the sole judgment of the

Underwriter is material and adverse and makes it impracticable or inadvisable to market the Shares or the ADCs in the manner and on the terms described in the Prospectuses or to enforce contracts for the sale of securities. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4(a) and 6 hereof or (b) the Underwriter to the Company.

Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the ADCs and payment for them hereunder and (ii) will survive delivery of and payment for the ADCs sold hereunder and any termination of this Agreement.

Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Bank Austria Creditanstalt AG
c/o CA IB Corporate Finance Beratungs Ges.m.b.H.
Schottengasse 6
A-1010 Vienna
Austria
Facsimile: +43-50505-43395
Attention: Dr. Elisabeth Hammerbacher

If to the Company:

Century Casinos Inc.
c/o Century Casinos Europe GmbH
Wipplinger Straße 30
A-1010 Vienna
Austria
Facsimile: +1 815 425 1525 and +1 707 982 7586
Attention: Erwin Haitzmann and Peter Hoetzinger

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriter, the officers, directors, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares or ADCs from the Underwriter merely because of such purchase.

Section 13. Partial Unenforceability. Should any provision of this Agreement be or become invalid either in whole or in part, the other provisions of this Agreement shall remain in force. It is understood by the parties hereto that any invalid provision shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

Section 14. Governing Law Provision; Jurisdiction.

(a) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF AUSTRIA.

(a) Jurisdiction. Each party to this Agreement hereby irrevocably (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any competent court in Vienna, First District, (ii) waives, to the fullest extent permitted by law, any objection which may be raised based on improper venue or forum non conveniens to the conduct of any such suit, action or proceeding in any such court and (iii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except that Section IX of the Mandate Agreement shall survive the termination of this Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectuses, as required by applicable laws.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
CENTURY CASINOS, INC.

/s/ Erwin Haitzmann	/s/ Peter Hoetzinger

Name:Erwin Haitzmann Title: Chairman of the Board and Co-Chief Executive Officer	Name: Peter Hoetzinger Title: Vice Chairman of the Board, Co-Chief Executive Officer and President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

BANK AUSTRIA CREDITANSTALT AG

/s/ Elisabeth Hammerbacher	/s/ Norbert Brigelhuber

Name: Elisabeth Hammerbacher Title: Managing Director	Name: Norbert Brigelhuber Title: Managing Director